Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-262192) of Oasis Petroleum Inc. (Predecessor) of our report dated March 8, 2021, except for the effects of discontinued operations discussed in Note 6 to the consolidated financial statements, as to which the date is February 24, 2022, relating to the consolidated financial statements which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
February 24, 2022